1 VIRTUS INVESTMENT PARTNERS, INC. INSIDER TRADING POLICY This Insider Trading Policy (this “Policy”) relates to transactions in the securities of Virtus Investment Partners, Inc. (collectively with its subsidiaries, “Virtus” or the “Company”) and the handling of material confidential information about the Company as well as Other Companies, as defined below. The Company has adopted this Policy to promote compliance with U.S. federal, state and foreign securities laws that prohibit certain persons who are aware of material nonpublic information about a company from (i) trading in securities of that company; or (ii) providing material nonpublic information to other persons who may trade based on that information. This Policy is dated February 28, 2025 and supersedes any previous Company policy regarding insider trading. Persons Subject to this Policy This Policy applies to (each of the following, an “Insider”): ▪ Officers, Directors and Employees of the Company; ▪ Temporary employees, consultants, and independent contractors of the Company and other persons identified who receive, or have access to, material nonpublic information; and ▪ Family Members and Related Entities, each as defined below. Family Members The restrictions described in this Policy that apply to an Insider also apply to the Insider’s family and household members, which includes family members who reside with an Insider (including a spouse, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws), anyone else who lives in the Insider’s household, and any family members who do not live in the Insider’s household, but whose transactions in the Company’s securities are directed by the Insider or are subject to the Insider’s influence or control (such as family members who consult with the Insider before they trade in the Company’s securities) (collectively, “Family Members”). Related Entities This Policy also applies to any entities or persons who are controlled by an Insider (each a “Related Entity”). Transactions Subject to this Policy This Policy applies to transactions, including purchases, sales and bona fide gifts, of the Company’s common stock, or any other type of security that Virtus may issue, including, but not limited to, preferred stock, convertible debentures, and warrants, as well as derivative securities that are not issued by Virtus, such as exchange-traded put or call Exhibit 19.1 2 options or swaps relating to Virtus Securities (collectively referred to in this Policy as “Virtus Securities”). Inside Information Insiders may at some time come into possession of material nonpublic information (“Inside Information”) about (1) Virtus; or (2) companies with which Virtus does business, such as its clients, suppliers, and service providers, or (3) companies involved in a potential transaction or business relationship with Virtus (the persons and entities referenced in the foregoing clauses (2) and (3) are collectively referred to herein as “Other Companies”). Such Inside Information may come to an Insider’s attention in the ordinary course of performing their job or providing services to Virtus, through overheard remarks, or through some other means. No matter how an Insider learns of such Inside Information, there are certain restrictions that Insiders must observe. Failure to do so could result in serious legal consequences including civil fines or criminal proceedings or disciplinary action, including termination of employment (whether or not an Insider’s failure to comply with this Policy also results in a violation of law). Personal Responsibility Insiders are individually responsible for complying with this Policy and for making sure any Family Members or Related Entities also comply. In all cases, the responsibility for determining whether an individual is in possession of Inside Information rests with that individual, and any action on the part of the Company, its Chief Executive Officer, Chief Legal Officer, designated individuals or any other employee or director pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate any individual from liability under applicable securities laws. The existence of a personal financial emergency does not excuse an Insider from compliance with this Policy. Even if an Insider terminates employment or services with the Company, the Insider may not trade in Virtus Securities until any material nonpublic information that the Insider is aware of has become public or is no longer material. STATEMENT OF POLICY General Restrictions Any time that an Insider is aware of any material nonpublic information about Virtus, the Insider (including the Insider’s Family Members and Related Entities), may not engage in the following activities: 1. buy, sell, gift or otherwise engage in any transactions, either directly or through a third party (“trade”), in Virtus Securities; 3 2. tip, directly or indirectly, material nonpublic information to any persons who might (a) trade in Virtus Securities or (b) pass along such information to others who might trade; 3. make recommendations or express opinions to any person about trading in Virtus Securities on the basis of material nonpublic information; or 4. directly or indirectly, disclose material nonpublic information to anyone (a) within the Company whose job does not require them to have that information or (b) outside the Company including, but not limited to, Family Members, Related Entities, friends, business associates, investors, and consulting firms, unless the disclosure is authorized by the Company. The same restriction applies to trading in securities of Other Companies when an Insider is in possession of material nonpublic information about such companies. The test for liability under the securities laws is not whether an Insider effects a trade because of the information in question. Liability can attach even if an Insider trades for other reasons while aware of such information. Material Information Information is “material” if (i) a reasonable investor would likely consider such information important in deciding whether to buy, hold or sell a company’s securities, or (ii) it might affect the market or price for a company’s securities (whether positive or negative). Examples of information that could be material include, but are not limited to, significant or meaningful events in the following categories: ▪ Actual or projected financial results differing from expectations of the investment community; ▪ A change to previously announced earnings, revenue, expense or other material modeling information; ▪ The decision to suspend earnings guidance, if provided; ▪ Negotiations or agreements concerning material acquisitions, divestitures, joint ventures, or similar transactions; ▪ Events regarding Virtus Securities – such as plans to change the Company’s capital structure, the declaration of a stock split, or a decision to establish or materially increase an existing Company stock repurchase program; ▪ The gain or loss of a large client; ▪ An increase, decrease or suspension of dividends; ▪ Developments in regulatory or litigation matters, whether actual, pending, or threatened; ▪ Changes in or a dispute with the Company’s auditors, or a notification from its auditors that the Company may no longer rely on the auditors’ report; ▪ Senior investment personnel or executive management changes; ▪ A cybersecurity incident, such as a data breach, or any other incident leading to a significant disruption in operations; 4 ▪ The existence of severe liquidity problems, or an impending or actual bankruptcy filing or insolvency action; and ▪ Imposition of any event-specific restrictions on trading securities of the Company or any other company, or the extension or termination of any such trading restrictions. Insiders should remember that regulators and potential plaintiffs will scrutinize questionable trades “after the fact” with the benefit of hindsight. As a practical matter, before engaging in any trade, Insiders should carefully consider how regulators and others might view the trade in hindsight. Questions concerning the materiality of particular information should be resolved in favor of materiality. Nonpublic Information Information is considered “nonpublic” until the information has been disclosed broadly to the marketplace and the investing public has had time to fully absorb and evaluate the information. The fact that information has been disclosed to select members of the public does not necessarily make it “public” for insider trading purposes. Examples of public disclosure include, but are not limited to: ▪ Public filings with the Securities and Exchange Commission; ▪ Press releases; ▪ Public news conferences; ▪ Publicly accessible investor conferences; and ▪ Webcasts for which proper prior notice has been publicly given. Restricted Insiders Insiders who have been notified by the Company that they are a restricted Insider (collectively, “Restricted Insiders”) due to their role and/or access to material nonpublic information are also subject to the Company’s Trading Restrictions and Pre-Clearance Guidelines Applicable to Restricted Insiders (“Trading Guidelines”) administered by the Company’s Chief Legal Officer. A copy of the Company’s Trading Guidelines is available on the Virtus intranet site and will also be provided to Insiders upon request. Trading Windows Restricted Insiders may only buy, sell or trade in Virtus Securities when the “trading window” is “open” and they follow pre-clearance procedures. The trading window, which is established by notification to Restricted Insiders, generally opens after the release of the Company’s quarterly earnings and closes 15 days before the end of the current fiscal quarter. From time to time, material information regarding the Company may not have been publicly disclosed and, while such material nonpublic information is pending, the

5 Company may close the trading window and impose a special blackout period, including to Insiders that are not Restricted Insiders. If the Company imposes a special blackout period, it will notify the persons affected. Such individuals will be prohibited from trading in Virtus Securities and from disclosing the fact of such trade restriction to others. These requirements are described in the Company’s Trading Guidelines which are available on the Virtus intranet site and will also be provided to Insiders upon request. Trading during open trading windows should not be considered a “safe harbor,” and all Insiders should always use good judgment. If an Insider is in possession of material nonpublic information, even during an open trading window, the Insider should not trade in Virtus Securities until the information has been made publicly available or is no longer material. Rule 10b5-1 Plans The prohibitions on trading outlined in this Policy do not apply to transactions under an approved pre-existing written plan pursuant to Rule 10b-5-1 under the Securities Exchange Act of 1934 (“Rule 10b5-1 Plan”). Any Insider who wishes to buy, sell or transfer Virtus Securities pursuant to the terms and conditions of an approved Rule 10b5-1 Plan may do so only as set forth in the Company’s Rule 10b5-1 Plan Guidelines. A copy of the Company’s Rule 10b5-1 Plan Guidelines is available on the Virtus intranet site and will also be provided to Insiders upon request. Transactions Under Company Plans Transactions in Virtus Securities by Restricted Insiders in Company-sponsored plans, including the Virtus Employee Stock Purchase Plan, 401(k) plan, and stock incentive plans, are subject to the pre-clearance procedures and restrictions outlined in the Trading Guidelines, which are available on the Virtus intranet site and will also be provided to Insiders upon request. Prohibited Transactions The Company has determined that there is a heightened legal risk and/or the appearance of improper conduct if Insiders engage in certain types of transactions in Virtus Securities. Therefore, Insiders are prohibited from engaging in any of the following types of transactions: 1. Short Sales. Engaging in short sales of Virtus Securities (i.e., sale of a security that the seller does not own); 2. Transactions in Derivatives. Transactions in puts, calls, or any other derivative securities involving Virtus Securities; and 3. Hedging Transactions. Engaging in hedging or monetization transactions or similar arrangement with respect to Virtus Securities. 6 Other Requirements Certain Insiders may also be subject to pre-clearance requirements and procedures set forth in the Virtus Code of Ethics of the Company’s wholly owned registered investment adviser subsidiaries and broker-dealer. Communications One of the best ways to avoid liability under the federal securities laws as a result of misuse of nonpublic information is to avoid communicating such information to anyone (even friends or Family Members) unless the person has a need to know the information for Company-related reasons. This Policy applies without regard to the materiality of the information. Consistent with the foregoing, Insiders should be careful to refrain from discussing nonpublic information in public places where it can be overheard, such as common areas within Virtus’ facilities such as elevators, hallways, building lobby, or public areas such as restaurants, airports, train terminals, taxis, limos, trains and airplanes. Likewise, Insiders should take care to protect nonpublic information from access by unauthorized persons, by for example, not allowing confidential information displayed on a laptop computer to be viewed by someone sitting next to an Insider on a train or airplane. Similarly, Insiders must avoid sensitive information from being available to others when it is displayed on a computer or in hard copy, especially when in non-office settings such as a home office or hotel room. To avoid even the appearance of impropriety, Insiders should at all times refrain from providing advice or making recommendations regarding the purchase or sale of Virtus Securities or the securities of Other Companies of which an Insider has material nonpublic information as a result of their employment or association with Virtus. If an Insider communicates information that someone else uses to trade illegally in securities, legal penalties may be applicable whether or not the Insider personally derived any benefit from the illegal trading. Company Assistance Insiders should err on the side of caution. Questions concerning anything covered in this Policy or how it applies in particular circumstances or to any proposed transaction should be referred to the Legal Department or the Compliance Department. Certification Upon request, any Insider must certify their understanding of, and compliance with, this Policy.